UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 12, 2010

Healthcare Trust of America, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-53206	20-4738467
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16427 N. Scottsdale Road, Suite 440, Scottsdale, Arizona		85254
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	480-998-3478

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On March 12, 2010, Healthcare Trust of America, Inc. issued a press release announcing our 2009 fourth quarter and year-end results. The full text of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

In the attached press release, we use the non-GAAP financial measures funds from operations ("FFO"), modified funds from operations ("MFFO") attributable to controlling interest and net operating income ("NOI").

Funds from Operations and Modified Funds from Operations

Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group, has promulgated the measure FFO, which it believes more accurately reflects the operating performance of a REIT such as us. FFO is not equivalent to our net income or loss as determined under GAAP.

We define FFO consistent with the standards established by NAREIT. NAREIT defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property but including asset impairment write downs, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO.

The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values historically rise and fall with market conditions, presentations of operating results for a REIT, using historical accounting for depreciation, could be less informative. The use of FFO is recommended by the REIT industry as a supplemental performance measure.

Presentation of this information is intended to assist the reader in comparing the operating performance of different REITs, although it should be noted that not all REITs calculate FFO the same way, so comparisons with other REITs may not be meaningful. Factors that impact FFO include non cash GAAP income and expenses, one-time transition costs, timing of acquisitions, yields on cash held in accounts, income from portfolio properties and other portfolio assets, interest rates on acquisition financing and operating expenses. Furthermore, FFO is not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income, as an indication of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions and should be reviewed in connection with other measurements as an indication of our performance. Our FFO reporting complies with NAREIT’s policy described above.

Changes in the accounting and reporting rules under GAAP have prompted a significant increase in the amount of non-operating items included in FFO, as defined. Therefore, we also use MFFO, which excludes from FFO one-time transition charges and acquisition expenses, to further evaluate our operating performance. We believe that MFFO with these adjustments, like those already included in FFO, are helpful as a measure of operating performance because it excludes costs that management considers more reflective of investing activities or non-operating changes. We believe that MFFO reflects the overall operating performance of our real estate portfolio, which is not immediately apparent from reported net loss. As such, we believe MFFO, in addition to net loss and cash flows from operating activities, each as defined by GAAP, is a meaningful supplemental performance measure and is useful in understanding how our management evaluates our ongoing operating performance. Management considers the following items in the calculation of MFFO:

Acquisition expenses: Prior to 2009, acquisition expenses were capitalized and have historically been added back to FFO over time through depreciation; however, beginning in 2009, acquisition expenses related to business combinations are expensed. These acquisition expenses have been and will continue to be funded from the proceeds of our offerings and not from operations. We believe by excluding expensed acquisition expenses, MFFO provides useful supplemental information that is comparable for our real estate investments.

One-time transition charges: FFO includes one-time non-recurring charges related to the cost of our transition to self-management. These items include, but are not limited to, additional legal expenses, system conversion costs, non-recurring employment costs, transitional on-site property management costs and duplicative fees that we were contractually required to pay to our former advisor for asset management fees and above-market property management fees during the third quarter after we completed our transition to self-management. Because MFFO excludes one-time costs, management believes MFFO provides useful supplemental information by focusing on the changes in our fundamental operations that will be comparable rather than on one-time, non-recurring costs.

Net Operating Income

NOI is defined as net income (loss), computed in accordance with GAAP, generated from properties before interest expense, general and administrative expenses, depreciation, amortization, interest and dividend income and minority interests. We believe that net operating income provides an accurate measure of the operating performance of our operating assets because net operating income excludes certain items that are not associated with management of the properties. Additionally, we believe that net operating income is a widely accepted measure of comparative operating performance in the real estate community. However, our use of the term net operating income may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.

* * *

The press release attached as Exhibit 99.1 and incorporated by reference herein includes a reconciliation of FFO and MFFO to net loss, the most directly comparable GAAP measure, for the three and twelve month periods ended December 31, 2009. The press release also includes a reconciliation of NOI to net loss, the most directly comparable GAAP measure, for the three and twelve month periods ended December 31, 2008 and 2009.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
99.1 Press Release dated March 12, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Healthcare Trust of America, Inc.

March 12, 2010	By:	Scott D. Peters

Name: Scott D. Peters
Title: Chief Executive Officer & President

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated March 12, 2010